SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                 AMENDMENT NO. 2
                                       TO
                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                January 31, 2002
                                ----------------
                                 Date of Report
                        (Date of Earliest Event Reported)


                              OPTIONS TALENT GROUP
                           --------------------------
             (Exact Name of Registrant as Specified in its Charter)

NEVADA                              0-22382                      56-1051491
---------------            -----------------------               ----------
(State or other            (Commission File Number)            (IRS Employer
jurisdiction of                                              Identification No.)
incorporation)


               9000 SUNSET BLVD., PENTHOUSE, LOS ANGELES, CA 90069
                    (Address of principal executive offices)

                                 (310) 858-2653
                         (Registrant's telephone number)

        1801 CENTURY PARK EAST, 23RD FLOOR, LOS ANGELES, CALIFORNIA 90067
          (Former name of former address, if changed from last report.)



This report consists of twenty-five (25) pages.

EXPLANATORY  NOTE:
-----------------

This Amendment No. 2 to Form 8-K is being filed to provide the financial statements required pursuant to Item 7 with respect to the Registrant's acquisition on January 31, 2002 which was reported on Form 8-K filed on February 15, 2002, and amended on February 28, 2002.

INFORMATION INCLUDED IN THIS REPORT:
-----------------------------------

ITEM 1.        CHANGES IN CONTROL OF REGISTRANT.

     As more fully discussed in Item 2 below, on January 31, 2002, Options Talent Group (f/k/a Sector Communications, Inc.), a Nevada corporation ("OTG"), acquired Options Talent, Inc. (f/k/a eModel, Inc.), a privately held Delaware corporation ("OTI"), through the merger of a newly formed subsidiary of the Registrant with and into OTI, with OTI surviving (the "Merger"). As part of the Merger, the holders of the common stock and warrants to purchase common stock of OTI as well as Mohamed Hadid, the Registrant's Chairman and CEO, received shares of common stock, par value $0.001 per share ("Common Stock") and series C convertible preferred stock, par value $0.001 per share ("Preferred Stock"), of the Registrant. The shares of such Preferred Stock are convertible at any time into 60 shares of common stock of the Registrant, subject to adjustment. In addition, the holders of the Preferred Stock are entitled to vote with the holders of the common stock on an as converted basis as a single class.

     Immediately prior to the Merger, The Jefferson Trust and Richard J. Walk held 1,000,000 and 300,000 shares, respectively, of OTI common stock, and The Paramount Trust and The Morgan Trust each held warrants to purchase 1,000,000 shares of eModel common stock. Such OTI shareholders received Common Stock and Preferred Stock in exchange for their ownership of OTI common stock or common stock purchase warrants. Mohamed Hadid received shares of Common Stock and Preferred Stock as an inducement to enter into the Agreement and Plan of Merger (discussed further in Item 2 below) relating to the Merger. As a result of the Merger, the Registrant issued shares of its capital stock as follows:

-------------------  ------------  ---------------
                     Common Stock  Preferred Stock
-------------------  ------------  ---------------
The Jefferson Trust     5,378,788        1,060,606
-------------------  ------------  ---------------
Richard J. Walk         1,613,636          318,182
-------------------  ------------  ---------------
The Paramount Trust     5,378,788        1,060,606
-------------------  ------------  ---------------
The Morgan Trust        5,378,788        1,060,606
-------------------  ------------  ---------------
Mohamed Hadid           7,250,000        1,500,000
-------------------  ------------  ---------------

     Also in connection with the Merger, Mohamed Hadid and Graye Capital, Ltd., Fortune Multimedia, Ltd. and Homesite Capital, Ltd., each a British Virgin Islands corporation, with respect to their respective shareholdings in the Registrant, each granted irrevocable proxies, apportioned as equal as possible, to each of The Jefferson Trust, The Paramount Trust and The Morgan Trust. See the Stockholders' Agreement set forth as an exhibit to the Agreement and Plan of Merger which is set forth as Exhibit 2.1 to this Form 8-K. As a result of the grant of such proxies in combination with the direct share ownership set forth above, the shareholders below have the right to vote the following number of shares which represent the following percentages of the Registrant's outstanding voting securities:

                     Common Stock and Preferred Stock   Percentage of Outstanding Common Stock
                     (on as converted basis)            and Preferred Stock (on as converted basis)
                                                        (1)
-------------------  ---------------------------------  -------------------------------------------
The Jefferson Trust                       106,949,892                                        25.8 %
-------------------  ---------------------------------  -------------------------------------------
Richard J. Walk                            20,704,556                                          5.0%
-------------------  ---------------------------------  -------------------------------------------
The Paramount Trust                       106,949,892                                        25.8 %
-------------------  ---------------------------------  -------------------------------------------
The Morgan Trust                          106,949,892                                         25.8%
-------------------  ---------------------------------  -------------------------------------------
Mohamed Hadid                          100,851,852 (2)                                       0% (2)
-------------------  ---------------------------------  -------------------------------------------

Footnotes:
---------

(1) Percentages are determined by dividing the aggregate number of shares of Common Stock and Preferred Stock (as converted on a 60 to 1 basis) owned by the shareholder plus those shares with respect to which the shareholder has voting power, by the number of outstanding shares of Common Stock and Preferred Stock (as converted on a 60 to 1 basis).

(2) Mr. Hadid has granted an irrevocable proxy with respect to the voting of his shares of Common Stock and Preferred Stock.

ITEM  2.  ACQUISITION  OR  DISPOSITION  OF  ASSETS.

     As reported in releases dated January 4, 2002 and February 6, 2002, Options Talent Group (formerly known as Sector Communications, Inc., hereafter "OTG"), had signed a letter of intent to acquire or merge with OTI (formerly eModel, Inc.), and subsequently Management finalized the transaction.

     On January 31, 2002, OTG, Sector Communications Delaware, Inc., a Delaware corporation and a wholly owned subsidiary of OTG ("Sub"), entered into an Agreement and Plan of Merger (the "Merger Agreement") providing for the acquisition of OTI by OTG through the merger (the "Merger") of OTI into Sub. On January 31, 2002, the respective Boards of Directors of OTG and OTI approved and adopted the Merger and the Merger Agreement. On January 31, 2002, the holders of a majority of the issued and outstanding shares of common stock, $.01 par value, of OTI agreed to approve and adopt the Merger Agreement. On January 31, 2002, the holders of a majority of the issued and outstanding shares of common stock, $.001 par value, of OTG and the holders of a majority of the shares of OTG Common Stock not issued by OTG to OTI or any of its affiliates voting voted to approve the Merger. The Merger was consummated and became effective as of the close of business on January 31, 2002, when Articles of Merger of OTI with and into Sub were filed with the Department of State of the State of Delaware. As a result of the Merger, OTI became a wholly owned subsidiary of OTG.

     Upon consummation of the Merger, each share of OTI Common Stock was converted into the right to receive a combination of shares of OTG Common Stock and OTG Series C Convertible Preferred Stock (par value $0.001 per share). In connection with the foregoing, the Registrant intends to issue immediately after the effective time of the Merger an aggregate of approximately 25,000,000 shares of OTG Common Stock and 5,000,000 shares of OTG Series C Convertible Preferred Stock.

     For a more detailed description of the Merger, reference is made to Exhibit
2.1  (Agreement  and  Plan  of  Merger).

     Prior to the Merger, OTI used its assets (including plant, equipment or other physical property) to develop and market services for individuals and business customers in the modeling and acting business. OTG intends that OTI as a wholly owned subsidiary of the Registrant, will continue to use such assets for the same purpose.

     Subsequent to the Merger, it is OTG's intention that OTI will be operated by substantially all of the officers of OTI prior to the Merger. Paul Glover, Chief Financial Officer, Neil Mauskapf, Chief Technology Officer, and Thomas Weinard, Vice President, will continue in their respective positions. Mohamed Hadid has assumed the role of Chairman and Mark Tolner has assumed the role of President.

                                    FORM 8-K
                              OPTIONS TALENT GROUP
                                JANUARY 31, 2002


ITEM  7.  FINANICAL STATEMENTS AND EXHIBITS

The  following  financial  statements are being filed pursuant to Item 7 (a) and
(b)  for  the  Registrant's  Form  8-K  dated  January  31,  2002.

(a)   Financial  Statements  of  Business  Acquired

INDEX                                                                 PAGE NUMBER
-----                                                                 -----------
Independent Auditors' Report on the
   Financial Statements of Options Talent, Inc.
   as of July 31, 2001, and for the period from
   inception (August 22, 2000) through
   July 31, 2001.. . . . . . . . . . . . . . . . . . . . . . . . . .            5

Balance Sheet of Options Talent, Inc.
   as of July 31, 2001 . . . . . . . . . . . . . . . . . . . . . . .            6

Statement of Operations of Options
   Talent, Inc. for the period from
   inception (August 22, 2000) through
   July 31, 2001 . . . . . . . . . . . . . . . . . . . . . . . . . .            7

Statement of Changes of Options Talent, Inc.
   in Stockholder's Equity for the period from inception
   (August 22, 2000) through July 31, 2001 . . . . . . . . . . . . .            8

Statement of Cash Flows of Options Talent, Inc.
   for the period from inception (August 22, 2000) through
   July 31, 2001 . . . . . . . . . . . . . . . . . . . . . . . . . .            9

Notes to Financial Statements. . . . . . . . . . . . . . . . . . . .           10

Unaudited Condensed Balance Sheet of
   Options Talent, Inc. as of January 31, 2002 . . . . . . . . . . .           16

Unaudited Condensed Statement of Operations
   of Options Talent, Inc. for the periods from inception
   (August 22, 2000) through January 31, 2001 and for the six months
   ended January 31, 2002. . . . . . . . . . . . . . . . . . . . . .           17

Unaudited Condensed Statements of Cash Flows
   of Options Talent, Inc. for the periods from inception
   (August 22, 2002) through January 31, 2001and for the six months
   ended January 31, 2002. . . . . . . . . . . . . . . . . . . . . .           18

Notes to Unaudited Condensed Financial Statements. . . . . . . . . .           19

                         REPORT OF INDEPENDENT AUDITORS




To  the  Board  of  Directors
Options  Talent,  Inc.

We have audited the accompanying balance sheet of Options Talent, Inc. as of July 31, 2001 and the related statements of operations, changes in stockholder's equity/(deficit), and cash flows for the period from inception (August 22, 2000) through July 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Options Talent, Inc. as of July 31, 2001, and the results of its operations and its cash flows for the period from inception through July 31, 2001 in conformity with accounting principles generally accepted in the United States.



                                      /s/  Cohen, Rutherford, Blum and Knight pc

January 4, 2002

January 31, 2002 and
   February 5, 2002 (as to Note I)

                                 OPTIONS TALENT, INC.

                                    BALANCE SHEET


                                                                           JULY 31,
                                                                             2001
                                                                          -----------
                                    ASSETS
                                    ------
Current assets:
    Cash and cash equivalents                                             $   34,368
    Accounts receivable, net                                                 236,431
    Deferred charges                                                          78,673
    Other receivables                                                         10,000
    Prepaid and other                                                         23,771
                                                                          -----------
          Total current assets                                               383,243

Property and equipment, net (Note B)                                          99,523

Deposits                                                                       5,892
Notes receivable - related parties (Note C)                                  111,500
Other                                                                         15,000
                                                                          -----------
               Total assets                                               $  615,158
                                                                          ===========


             LIABILITIES AND STOCKHOLDERS' EQUITY/(DEFICIT)
             ----------------------------------------------

Current liabilities:
    Accounts payable                                                      $  490,347
    Scouts payable                                                            64,131
    Deferred revenue                                                         336,019
    Wages payable                                                            134,797
    Income taxes payable  (Note F)                                                 0
    Capital leases payable  (Note G)                                          32,824
    Payable to related parties (Note C)                                      101,800
                                                                          -----------
          Total current liabilities                                        1,159,918
                                                                          -----------

Commitments and contingencies   (Note H)

Stockholders' equity/(deficit):
    Common stock, par value $.01 per share;
        10,000,000 shares authorized and 1,000,000 shares outstanding         10,000
    Additional paid-in capital                                                57,231
    Deficit                                                                 (611,991)
                                                                          -----------
          Total stockholders equity/(deficit)                               (544,760)
                                                                          -----------

               Total liabilities and stockholders' equity/(deficit)       $  615,158
                                                                          ===========

The accompanying notes are an integral part of these financial statements.

                              OPTIONS TALENT, INC.

                             STATEMENT OF OPERATIONS

             FROM INCEPTION (AUGUST 22, 2000) THROUGH JULY 31, 2001



Revenue:
    Franchise revenue                   $1,244,476
    Model revenue                        3,263,583
    Scout revenue                          413,432
                                        -----------
       Total revenue                     4,921,491
                                        -----------
Operating expenses:
    Franchise operations                 1,402,015
    Sales and marketing                  1,332,556
    Scouts                                 781,689
    Technical operations                   394,885
    General and administrative           1,576,276
                                        -----------
       Total operating expenses          5,487,421
                                        -----------

Loss from operations                      (565,930)

Other income (expense):
    Interest  expense                       (7,177)
    Interest income                          6,702
    Loss on investment                     (45,586)
                                        -----------

Loss before provision for income taxes    (611,991)
Provision for incomes taxes                      0
                                        -----------
Net loss                                $ (611,991)
                                        ===========
Loss per share:
     Basic and diluted                  $     (.61)
                                        ===========


The accompanying notes are an integral part of these financial statements.

                              OPTIONS TALENT, INC.

             STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY/(DEFICIT)

             FROM INCEPTION (AUGUST 22, 2000) THROUGH JULY 31, 2001



                                   ADDITIONAL
                          COMMON     PAID-IN
                           STOCK     CAPITAL     DEFICIT      TOTAL
                          -------  -----------  ----------  ----------
Common stock issued       $10,000  $    57,231  $       0   $  67,231
Net loss                        0            0   (611,991)   (611,991)
                          -------  -----------  ----------  ----------

Balance at July 31, 2001  $10,000  $    57,231  $(611,991)  $(544,760)
                          =======  ===========  ==========  ==========


The accompanying notes are an integral part of these financial statements.

                                      OPTIONS TALENT, INC.

                                    STATEMENT OF CASH FLOWS

                     FROM INCEPTION (AUGUST 22, 2000) THROUGH JULY 31, 2001


Cash flows from operating activities:
    Net loss                                                                         $(611,991)

    Adjustments to reconcile net loss to net cash provided by operating activities:
            Depreciation                                                                23,867
            Provision for doubtful accounts                                             40,327
            Decrease (increase) in:
                    Accounts receivable                                               (276,758)
                    Deferred charges                                                   (78,673)
                    Other receivables                                                  (10,000)
                    Prepaid and other                                                  (23,771)
                    Other                                                              (15,000)
                    Deposits                                                            (5,892)
            Increase (decrease) in:
                    Accounts payable                                                   490,347
                    Scouts payable                                                      64,131
                    Wages payable                                                      134,797
                    Deferred revenue                                                   336,019
                                                                                     ----------
Net cash provided by operating activities                                               67,403
                                                                                     ----------

Cash flows from investing activities:
    Property purchases                                                                 (60,002)
                                                                                     ----------
Net cash provided by (used in) investing activities                                    (60,002)
                                                                                     ----------

Cash flows provided by (used in) financing activities:
    Notes receivable - related parties                                                (111,500)
    Payable to related party                                                           101,800
    Capital lease repayments                                                           (30,564)
    Issuance of common stock                                                            67,231
                                                                                     ----------
Net cash provided by financing activities                                               26,967
                                                                                     ----------

Net increase (decrease) in cash and cash equivalents                                    34,368
Cash and cash equivalents at beginning of period                                             0
                                                                                     ----------
Cash and cash equivalents at end of period                                           $  34,368
                                                                                     ==========

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for:
    Interest                                                                         $   7,177
                                                                                     ==========
    Income Taxes                                                                     $       0
                                                                                     ==========

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCIAL ACTIVITIES:
    During the period from inception (August 22, 2000) through July 31, 2001 the
    Company purchased $63,388 of property under capital lease obligations.


The accompanying notes are an integral part of these financial statements.

OPTIONS  TALENT,  INC.

NOTES  TO  THE  FINANCIAL  STATEMENTS


NOTE  A-SUMMARY  OF  ORGANIZATION  AND  SIGNIFICANT  ACCOUNTING  POLICIES
-------------------------------------------------------------------------

Organization  and  Nature  of  Operations

Options Talent, Inc. (the "Company") was incorporated in Delaware on August 22, 2000 under the name eModel, Inc.com and has previously conducted business as eModel, Inc. (see also Note I). The Company places photographs and modeling data on a sophisticated modeling website on the Internet for fashion and photographer models and actors. Current operations are primarily based in Orlando, Florida.

Use  of  Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash  and  Cash  Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

Accounts  Receivable

Accounts receivable arise mainly from franchise sales and model enrollments. All franchise sales are under a written contract generated from the Orlando Operations Center. Model enrollments are generated by the franchises and the Orlando Operations Center and produce initial registration and monthly maintenance fees. Credit is extended to customers after an evaluation of the customer's financial condition, and generally collateral is not required. In the opinion of management, adequate provision has been made for accounts receivable that will ultimately be deemed uncollectible.

Revenue

The Company generates revenue primarily through the sale of franchises to franchisees, directly to models for the placement of their images and certain information on the Company's website, and until January 2001 through amounts paid by field talent scouts who recruit models (beginning in January 2001, the Company eliminated this revenue source by discontinuing the practice of charging field talent scouts).

Initial franchise fees are fully recognized as income when received, as there are no significant commitments or obligations on the part of the Company to perform future services other than to provide the initial territorial designation for each franchise and to maintain the Options Talent, Inc. website. Initial franchise fees comprised 100% of total franchise revenue for the period from inception through July 31, 2001. It is probable that initial franchise fee revenue will decline at some point in the future, as sales of new franchises will ultimately reach a saturation point.

Model enrollment revenue is generated through franchises as well as directly through the Orlando Operations Center. Some franchises collect model enrollment fees from models and subsequently remit to the Company the initial and monthly website placement fees, whereas some franchises provide leads for the Company to collect model enrollment fees directly and deduct the website placement fees from the amounts collected on behalf of the franchises. In the latter instance, the Company reflects the net amount of the model collection fee as revenue.

OPTIONS  TALENT,  INC.

NOTE  A-SUMMARY  OF  ORGANIZATION  AND SIGNIFICANT ACCOUNTING POLICIES-CONTINUED
--------------------------------------------------------------------------------

Deferred  Revenue  and  Deferred  Charges

As of July 31, 2001, all of the Company's deferred revenue and its deferred charges related to a convention the Company held in Orlando, Florida on August 2 through August 4, 2001. All of the deferred revenue and deferred charges reflected as of July 31, 2001 are expected to be recognized in the following fiscal period.

Property  and  Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method for financial reporting purposes over the estimated useful lives of three to seven years and amounted to $23,867 for the period from inception through July 31, 2001. Expenditures for maintenance and repairs are charged to expense when incurred.

Income  Taxes

The Company uses the asset and liability method as identified in Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes.

Stock-based  Compensation

In accordance with the provisions of Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, the Company uses the intrinsic value based method of accounting as prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, for its employee stock-based compensation.

Risks  and  Uncertainties

The Company's future operating results may be affected by a number of factors which include, but are not limited to: 1) future changes in laws or regulations related to offering franchises for sale, 2) the relative degree of financial success achieved by individual franchises which serve as primary conduits for the supply of model website placement fees, 3) potential market saturation related to the sale of future initial franchise fees, 4) potential unforeseen challenges to the current virtually unlimited access to the Internet, and 5) the impact of a general economic downturn.

Concentration  of  Credit  Risk

The Company places its cash in what it believes to be credit-worthy financial institutions. However, cash balances may exceed insured levels at various times in the future.

Fair  Value  of  Financial  Instruments

The carrying value of cash and cash equivalents, accounts receivable, other receivables, notes receivable from related parties, accounts payable, capital leases payable and payables to related parties approximate fair value due to the relatively short maturity of these instruments.

OPTIONS  TALENT,  INC.

NOTE  A-SUMMARY  OF  ORGANIZATION  AND SIGNIFICANT ACCOUNTING POLICIES-CONTINUED
--------------------------------------------------------------------------------

Loss  Per  Share

The computation of basic loss per share ("LPS") is computed by dividing net loss by the weighted average number of outstanding common shares during the period. The computation of diluted LPS does not assume conversion, exercise or contingent exercise of securities since their effect would be anti-dilutive.

As of July 31, 2001, potential dilutive common shares are summarized as follows:

                   Warrants                  2,000,000
                   Stock Options               252,250
                                     -----------------
                                             2,252,250
                                      ================

NOTE  B-PROPERTY  AND  EQUIPMENT
--------------------------------

Property and equipment as of July 31, 2001 is summarized as follows:

                 Furniture and fixtures          $       33,064
                 Equipment and other                     90,326
                                                 ---------------
                                  TOTAL                 123,390
                 Accumulated depreciation               (23,867)
                                                 ---------------

                                                 $       99,523
                                                 ===============

As of July 31, 2001, the carrying value of property under capital lease obligations was $40,989 (see also Note G).

NOTE  C-RELATED  PARTY  TRANSACTIONS
------------------------------------

The Company advanced $111,500 to Corporate Media Services as of July 31, 2001. The chairman of the board of the Company is also the chairman of the board and chief executive officer of Corporate Media Services, and certain other employees of Corporate Media Services held warrants for the purchase of 2,000,000 shares of the Company's common stock (see Note D).

The Company holds four promissory notes related to these advanced funds. Two of the promissory notes, totaling $28,000, are due in full on December 31, 2001, including interest at the prime lending rate on December 31, 2001. The other two promissory notes, totaling $83,500, are due in full on January 3, 2003, including interest at 5%. These amounts are reflected as noncurrent assets in the balance sheet.

The Company is the recipient of non-interest bearing advances from Federal News Service, Inc. ("FNS") and from its chairman of the board. The chairman of the board and chief executive officer of FNS on July 31, 2001 was also the chairman of the board and chief executive officer of the Company on July 31, 2001. The net amounts due and outstanding to FNS and directly to the Company's chairman of the board as of July 31, 2001 were $70,000 and $31,800, respectively, and these amounts have been reflected as a current liability in the balance sheet.

OPTIONS  TALENT,  INC.

NOTE  D-STOCKHOLDER'S  EQUITY
-----------------------------

As of July 31, 2001, the number of authorized and issued shares of voting and non-voting common stock is as follows:

                                         VOTING    NON-VOTING
                                       ----------  -----------
     Common stock authorized            1,000,000    9,000,000
     Common stock issued                  100,000      900,000
     Common stock outstanding             100,000      900,000
                                       ----------  -----------
     Common stock per share par value  $     0.01  $      0.01
                                       ----------  -----------

The voting and non-voting common stock are identical except that there are no stockholder voting rights for holders of non-voting common stock.

When the Company was incorporated on August 22, 2000, common stock was initially authorized at 1,500 shares, of which 500 shares were issued to eFashionshow.com, Inc. The Company continued to be a wholly-owned subsidiary of eFashionshow.com, Inc. until December 29, 2000, at which time eFashionshow.com, Inc. was merged into the Company. At that time the Board of Directors authorized 1,000,000 shares of voting common stock and 9,000,000 shares of non-voting common stock, and the common stock formerly held by eFashionshow.com, Inc. was replaced through the issuance of 100,000 shares of voting common stock and 900,000 shares of non-voting common stock to a trust controlled by the chairman of the board of directors of both the Company and the now non-existent eFashionshow.com, Inc.

On August 31, 2000, the Company issued common stock warrants to two paid consultants of the Company who are also employees of Corporate Media Services (see Note C). These warrants are for 1,000,000 voting shares to each consultant, are exercisable for five years and at an exercise price of $.01 per share. No compensation cost was recognized on these warrants because the exercise price on the date of grant exceeded the minimum value computed in accordance with Statement of Financial Accounting Standards Number 123, assuming a zero dividend rate, a risk free interest rate of 4.5% and an expected life of five years.

NOTE  E-STOCK  OPTION  PLAN
---------------------------

During 2001, the Company's Board of Directors adopted the 2001 Stock Option and Restricted Stock Plan (the "Plan"). The Plan reserved 1,000,000 of restricted non-voting common stock of the Company for issuance of incentive stock options to employees and non-qualified stock options to non-employees as determined by the Company's Board of Directors. Under the terms of the Plan the restricted common stock underlying issued options is non-voting, restricted on transfer, and was required to be registered and admitted to listing on a stock exchange prior to any issuance. Such listing remained at the sole discretion of the Company. In addition, all options are to be issued at $1.00 per share and expire upon the earlier of five years from the date of grant or three months following termination of service to the Company. Options issued under the Plan during the period from inception through July 31, 2001 vested one-third on each of three consecutive anniversaries of the date of grant.

The Company accounts for options issued to employees and directors under Accounting Principles Board Opinion Number 25. No compensation cost has been recognized under the Plan for the period from inception to July 31, 2001 because the exercise price on the date of the grant exceeded the fair value of the underlying restricted non-voting common stock. Similarly, compensation cost for stock options granted computed based on the minimum value method, as prescribed by Statement of Financial Accounting Standards Number 123, also resulted in no compensation cost. The minimum value calculation assumed a zero dividend yield, risk-free interest rate of 4.5% and an expected life of five years.

OPTIONS  TALENT,  INC.

NOTE  E-STOCK  OPTION  PLAN-CONTINUED
-------------------------------------

The Company intends to continue to issue options to employees, directors and others in the future. The effects on operating results of future periods is unknown because both the number of future grants is unknown and assumptions used to determine the fair value of options can vary significantly.

Options issued under the Plan during the period from inception through July 31, 2001 are summarized as follows:

                                         INCENTIVE STOCK
                                             OPTIONS      NON-QUALIFIED
                                         ---------------  -------------
             Granted                             190,250         62,000
             Exercised                                 0              0
             Expired                                   0              0
                                         ---------------  -------------
             Outstanding, July 31, 2001          190,250         62,000
                                         ===============  =============

The number of options exercisable under the Plan as of July 31, 2001 is zero, and the exercise price of all outstanding options is $1.00 per restricted non-voting common share.

NOTE  F-INCOME  TAXES
---------------------

No income tax provision was recorded since the Company incurred a net operating loss for the period from inception through July 31, 2001. The Company has a book net operating loss carryover of $611,991 and a tax net operating loss carryover of approximately $571,583 both of which will expire in the year ending July 31, 2021.

There are no significant permanent tax to book differences. The only significant temporary difference is the recognition of bad debts.

NOTE  G-LEASES
--------------

The Company leases certain office facilities and equipment. The Company's office space lease in Orlando is currently being negotiated, and the Company is on a month-to-month basis until such negotiations are concluded. Rental expense for the period from inception through July 31, 2001, amounted to $162,497. At July 31, 2001, the Company is committed to total minimal rental payments under all noncancellable operating leases as follows:

                  2002           $   88,301
                  2003               18,273
                  2004               11,952
                                 ----------
                  TOTAL          $  118,526
                                 ==========

The Company has several capital leases for equipment, all of which mature in 2002. The total liability for these leases as of July 31, 2001, amounted to $32,824.

NOTE  H-COMMITMENTS  AND  CONTINGENCIES
---------------------------------------

The Company is subject to laws and Federal Trade Commission regulations relating to franchising arrangements. The Company has engaged legal counsel to advise it regarding compliance with these matters. In addition, the Company is subject to legal proceedings and claims, which arise in the ordinary course of its business. In the opinion of management, the amount of ultimate liability with respect to these actions will not materially affect the financial position of the Company.

OPTIONS  TALENT,  INC.

NOTE  I  -  SUBSEQUENT  EVENTS
------------------------------

On January 31, 2002, Options Talent Group (NASDAQ OTC - "OPTG"), formerly Sector Communications, Inc. (NASDAQ OTC - "SECT"), acquired all of the outstanding common stock of eModel, Inc., in a tax free like-kind exchange of securities.
Subsequently, on February 5, 2002 eModel, Inc. filed Amended Articles of Incorporation in the state of Delaware changing its name to Options Talent, Inc.


                                      OPTIONS TALENT, INC.
                              CONSOLIDATED CONDENSED BALANCE SHEET
                                           (UNAUDITED)


                                                                                    JANUARY 31,
                                                                                       2002
                                                                                   -------------
                                              ASSETS
                                              ------
Current assets:
    Accounts receivable, net                                                       $     87,390
    Deferred charges                                                                    275,000
    Prepaid and other                                                                    30,355
                                                                                   -------------
            Total current assets                                                        392,745

Property and equipment, net                                                             360,180
Franchise rights, net                                                                   156,333
Deposits                                                                                 52,253
Notes receivable - related parties                                                      111,500
                                                                                   -------------
                    Total assets                                                   $  1,073,011
                                                                                   =============


                      LIABILITIES AND STOCKHOLDERS' EQUITY/(DEFICIT)
                      ----------------------------------------------

Current liabilities:
    Bank overdraft                                                                 $    445,204
    Accounts payable                                                                    812,849
    Payroll taxes payable                                                               154,685
    Franchise rights payable                                                             91,545
    Scouts payable                                                                       75,892
    Deferred event revenue                                                            1,174,980
    Deferred developer revenue                                                          393,889
    Wages payable                                                                       306,860
    Income taxes payable                                                                     --
    Capital leases-current                                                               81,065
    Payable to related parties                                                           59,033
                                                                                   -------------
          Total current liabilities                                                   3,596,002
                                                                                   -------------

Capital leases - non-current                                                            113,319
Commitments and contingencies                                                                --
                                                                                   -------------

Stockholders' equity/(deficit):
    Common stock, par value $.01 per share;
        10,000,000 shares authorized and 1,300,000 shares issued and outstanding         13,000
    Additional paid-in capital                                                          354,231
    Deficit                                                                          (3,003,541)
                                                                                   -------------
          Total stockholders equity/(deficit)                                        (2,636,310)
                                                                                   -------------

               Total liabilities and stockholders' equity/(deficit)                $  1,073,011
                                                                                   =============

The accompanying notes are an integral part of these consolidated condensed financial statements.

                              OPTIONS TALENT, INC.
                 CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                                   (UNAUDITED)



                                          FROM INCEPTION
                                        (AUGUST 22, 2000)    FOR THE SIX MONTHS
                                             THROUGH               ENDED
                                         JANUARY 31, 2001     JANUARY 31, 2002
                                        ------------------  --------------------
Revenue:
    Franchise revenue                   $         235,990   $           285,000
    Developer revenue                                  --                 6,111
    Model revenue                               1,034,158             4,783,529
    Event revenue                                      --               509,223
    Scout revenue                                 330,624                    --
                                        ------------------  --------------------
          Total revenue                         1,600,772             5,583,863
                                        ------------------  --------------------

Event costs                                            --               426,389
                                        ------------------  --------------------

Operating expenses:
    Franchise operations                          220,191             2,241,687
    Sales and marketing                           590,105             2,575,503
    Scouts                                        229,457               796,477
    Technical operations                          211,873               296,324
    General and administrative                    558,127             1,631,501
                                        ------------------  --------------------
          Total operating expenses              1,809,753             7,541,492
                                        ------------------  --------------------

Loss from operations                             (208,981)           (2,384,018)

Other income (expense):
    Interest  expense                              (1,518)              (10,320)
    Interest income                                 6,670                 2,788
    Loss on investment                            (45,586)                   --
                                        ------------------  --------------------

Loss before provision for income taxes           (249,415)           (2,391,550)
Provision for incomes taxes                            --                     0
                                        ------------------  --------------------
Net loss                                $        (249,415)  $        (2,391,550
                                        ==================  ====================

Weighted averages shares outstanding            1,000,000             1,243,889
                                        ==================  ====================

Loss per share:
     Basic and diluted                  $            (.25)  $             (1.92)
                                        ==================  ====================

The accompanying notes are an integral part of these consolidated condensed financial statements.

                                                OPTIONS TALENT, INC.
                                    CONSOLIDATED CONDENSED STATEMENT OF CASH FLOWS
                                                      (UNAUDITED)


                                                                                        FROM INCEPTION
                                                                                      (AUGUST 22, 2000)      FOR THE SIX
                                                                                           THROUGH           MONTHS ENDED
                                                                                       JANUARY 31, 2001    JANUARY 31, 2002
                                                                                      ------------------  ------------------
Cash flows from operating activities:
    Net loss                                                                          $        (249,415)  $      (2,391,550)

    Adjustments to reconcile net loss to net cash provided by operating activities:
            Depreciation and amortization                                                         7,890              54,759
            Decrease (increase) in:
                    Accounts receivable                                                          (4,330)            149,041
                    Deferred charges                                                                 --            (196,327)
                    Other receivables                                                                --               9,640
                    Prepaid and other                                                                --              (6,224)
                    Franchise rights                                                                 --            (168,000)
                    Other                                                                       (23,700)             15,000
                    Deposits                                                                         --             (46,361)
            Increase (decrease) in:
                    Accounts payable                                                            167,451             322,502
                    Payroll taxes payable                                                            --             154,685
                    Franchise rights payable                                                         --              91,545
                    Scouts payable                                                                   --              11,761
                    Wages payable                                                                    --             172,063
                    Deferred event revenue                                                       63,187             838,961
                    Deferred developer revenue                                                       --             393,889
                                                                                      ------------------  ------------------
Net cash provided by operating activities                                                       (38,917)           (594,616)
                                                                                      ------------------  ------------------

Cash flows from investing activities:
    Property purchases                                                                          (26,930)            (94,526)
                                                                                      ------------------  ------------------
Net cash provided by (used in) investing activities                                             (26,930)            (94,526)
                                                                                      ------------------  ------------------

Cash flows provided by (used in) financing activities:
    Payable to related party                                                                         --             (42,767)
    Capital lease repayments                                                                         --             (47,663)
    Issuance of common stock                                                                     67,231             300,000
                                                                                      ------------------  ------------------
Net cash provided by financing activities                                                        67,231             209,570
                                                                                      ------------------  ------------------

Net increase (decrease) in cash and cash equivalents                                              1,384            (479,572)
Cash and cash equivalents at beginning of period                                                     --              34,368
                                                                                      ------------------  ------------------
Cash and cash equivalents at end of period (bank overdraft)                           $           1,384   $        (445,204)
                                                                                      ==================  ==================

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for:
    Interest                                                                          $              --   $          10,320
                                                                                      ==================  ==================
    Income Taxes                                                                      $              --   $              --
                                                                                      ==================  ==================

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCIAL ACTIVITIES:
    Property acquired under capital lease obligations                                 $          48,787   $         209,223
                                                                                      ==================  ==================

The accompanying notes are an integral part of these consolidated condensed financial statements.

OPTIONS  TALENT,  INC.

NOTES  TO  CONSOLIDATED  CONDENSED  UNAUDITED  FINANCIAL  STATEMENTS


NOTE  A-UNAUDITED  FINANCIAL  STATEMENTS
----------------------------------------

The accompanying condensed financial statements of Options Talent, inc. (the "Company"), as of January 31, 2002 and for the period from inception (August 22,
2000) through January 31, 2001 and for the six months ended January 31, 2002 have been prepared by the Company, are unaudited, and are subject to year-end adjustments. These unaudited financial statements reflect all known adjustments (which include all normal recurring adjustments), which are in the opinion of management, necessary for a fair presentation of the financial position, results of operations and cash flows for the periods presented in accordance with accounting principles generally accepted in the United States of America. The results presented herein for the interim periods are not necessarily indicative of the actual results to be expected for the fiscal year.

The notes accompanying the audited financial statements for the period from inception (August 22, 2000), through July 31, 2001 included in this Form 8-K include additional information pertinent to an understanding of these interim financial statements.

NOTE  B-DEFERRED  CHARGES,  DEFERRED  EVENT  REVENUE,  EVENT  REVENUE
---------------------------------------------------------------------

In August 2001, the Company held a convention in Orlando, Florida, recognizing $509,223 of event revenue and incurring $426,389 of event cost. In addition, during the six months ended January 31, 2002 the Company began selling a cruise event aboard the Carnival Cruise ship - Fascination to be held April 26-29, 2002. As of January 31, 2002 cruise event revenue of $1,174,980 has been collected and deferred, and $275,000 of related event costs has been paid and included in deferred charges. The Company expected to recognize all of the deferred revenue and deferred charges during April in connection with the event. Actual event results will vary significantly from deferred balances, as significant costs have not yet been incurred.

NOTE  C-FRANCHISE  RIGHTS  AND  FRANCHISE  RIGHTS  PAYABLE
----------------------------------------------------------

On November 11, 2001 the Company agreed to repurchase fourteen franchises for $168,000 payable in minimum weekly installments equal to a percentage of model enrollment revenues received from three operating locations acquired, with the balance due in full on or before March 31, 2002. Franchise rights are being amortized on a straight line basis over three years beginning November 11, 2001. As of January 31, 2002 the balance of franchise rights payable was $91,545, and $11,667 of amortization has been recognized.

NOTE  D-NOTES  RECEIVABLE  -  RELATED  PARTIES
----------------------------------------------

The Company advanced $111,500 to Corporate Media Services. The Company's former chairman of the board and former chief executive officer also holds similar positions in Corporate Media Services. Promissory notes for $28,000 including interest at 5% were renewed on December 31, 2001, and are now due on December 31, 2002. The remaining $83,500 remain accruing interest at 5% and are due on January 3, 2002. These amounts are reflected as non-current assets in the accompanying unaudited balance sheet.

NOTE  E-PAYROLL  TAXES  PAYABLE
-------------------------------

In October 2001 the Company began employing its labor force previously leased from a third party provider. As such, payroll taxes payable were previously administered external to the Company. As of January 31, 2001 the balance of payroll taxes payable by the Company, which includes estimated accruals, was $154,685.

OPTIONS  TALENT,  INC.

NOTES  TO  CONDENSED  UNAUDITED  FINANCIAL  STATEMENTS


NOTE  F-DEFERRED  DEVELOPER  REVENUE,  DEVELOPER  REVENUE
---------------------------------------------------------

On January 11, 2002 the Company sold exclusive developer rights for a period of six years covering certain Asian countries for $880,000 payable in installments through March 31, 2002. Under the terms of the Developer Rights Agreement the customer has the first right of refusal to license franchisees in the specified foreign countries as Options Talent, Inc. franchises. The Company would receive minimum initial franchise fees and future minimum royalties specified by country from any resulting franchisees, in return for maintaining the Company's web site, licensing arrangements and future training services.

Developer revenues are being recognized over the six year term ratably. As of January 31, 2002 $400,000 of developer revenue has been received, and $6,111 has been recognized.

NOTE  G-COMMON  STOCK
---------------------

During August and September 2001, the Company issued 300,000 common shares par value $.01 for $300,000.

(b)   Pro  Forma  Financial  Information

On January 31, 2002 pursuant to the terms of an Agreement and Plan of Merger by and among Options Talent Group (formerly Sector Communications, Inc.), a Nevada corporation (hereafter "OTG"), Sector Communications Delaware, Inc. a Delaware corporation and wholly owned subsidiary of OTG (hereafter "Acquisition Sub"), (collectively the "Merger Agreement"), and Options Talent, Inc. (formerly eModel, Inc.), a Delaware corporation (hereafter "OTI"), OTI was merged into the Acquisition Sub. Under the terms of the Merger Agreement OTI shareholders received 17,750,000 common stock shares and 3,500,000 Series C Convertible Preferred Shares of OTG. Transaction costs of $88,980 were paid from the Registrant's cash resources after giving effect to $500,000 in additional capital contributions from OTG's shareholders, which was required by the Merger Agreement. In addition, in connection with the closing, 2,000,000 shares of OTI were issued in connection with the exercise of the warrants outstanding to Corporate Media Services employees for $20,000. Terms of the Merger Agreement were based upon arms length negotiations.

The acquisition has been accounted for as a reverse acquisition of OTG by OTI as OTI shareholders received approximately 55.5% of the fully diluted ownership of the combined company. The historical valuation of the net assets OTI acquired required no material adjustments other than the recapitalization of the historical stockholders' equity of OTI retroactively restated for the equivalent number of shares received in the merger after giving effect to any difference in the par value of OTG's and OTI's stock with an offset to paid-in capital.
Retained  earnings  of  OTI  is  carried  forward  after  the  acquisition.

The consolidated condensed balance sheet giving effect to the acquisition on January 31, 2002 is summarized as follows:

                                                             OTI AS         OTG AS                                      OTG
                                                            REPORTED       REPORTED                                 CONSOLIDATED
                                                           JANUARY 31,    JANUARY 31,      MERGER        NOTES      JANUARY 31,
                                                              2002           2002        ADJUSTMENTS   REFERENCE        2002
                                                          -------------  -------------  -------------  ----------  --------------
                ASSETS
                ------
Current assets:
    Accounts receivable, net                              $     87,390   $     35,486   $         --               $     122,876
    Deferred charges                                           275,000              0             --                     275,000
    Prepaid and other                                           30,355         28,099             --                      58,454
                                                          -------------  -------------                             --------------
       Total current assets                                    392,745         63,585             --                     456,330

Property and equipment, net                                    360,180         68,411             --                     428,591
Franchise rights, net                                          156,333              0             --                     156,333
Deposits                                                        52,253             --             --                      52,253
Notes receivable                                                    --        250,000             --                     250,000
Notes receivable - related parties                             111,500             --             --                     111,500
Due from related parties                                            --             --        172,987          (1)        172,987
Other                                                               --        560,168       (500,000)         (1)         60,168
                                                          -------------  -------------  -------------              --------------
          Total assets                                    $  1,073,011   $    942,164   $   (347,013)              $   1,688,162
                                                          =============  =============  =============              ==============


LIABILITIES AND STOCKHOLDERS' EQUITY/(DEFICIT)
----------------------------------------------

Current liabilities:
    Bank overdraft                                        $    445,204   $     (5,342)  $   (199,000)         (1)  $     240,862
    Accounts payable                                           812,849        421,031             --                   1,233,880
    Payroll taxes payable                                      154,685             --             --                     154,685
    Franchise rights payable                                    91,545             --             --                      91,545
    Scouts payable                                              75,892             --             --                      75,892
    Deferred event revenue                                   1,174,980             --             --                   1,174,980
    Deferred developer revenue                                 393,889             --             --                     393,889
    Wages payable                                              306,860             --             --                     306,860
    Income taxes payable                                            --             --             --                          --
    Capital leases-current                                      81,065             --             --                      81,065
    Payable to related parties                                  59,033             --        (59,033)         (1)             --
                                                          -------------  -------------                             --------------
       Total current liabilities                             3,596,002        415,689             --                   3,753,658
                                                          -------------  -------------                             --------------

Capital leases - non-current                                   113,319             --             --                     113,319
Commitments and contingencies                                       --             --             --                          --
                                                          -------------  -------------                             --------------
Stockholders' equity/(deficit):
    Series C convertible preferred stock                            --             --          5,000          (2)          5,000
    Common stock                                                13,000         85,688         12,000          (3)        110,688
    Additional paid-in capital                                 354,231     19,324,372    (18,880,585)     (1) (3)        798,018
    Deficit                                                 (3,003,541)   (18,883,585)    18,794,605          (3)     (3,092,521)
                                                          -------------  -------------  -------------              --------------
       Total stockholders equity/(deficit)                  (2,636,310)       526,475                                 (2,178,815)
                                                          -------------  -------------                             --------------
          Total liabilities and stockholders'
          equity/(deficit)                                $  1,073,011   $    942,164   $   (347,013)              $   1,688,162
                                                          =============  =============  =============              ==============

Note 1 - Pursuant to the terms of the Merger Agreement, at closing, additional paid in capital in the amount of $500,000 was received by OTG to fulfill the conditions of the Merger. Of these funds received, at closing, $212,000 was advanced to fully fund anticipated balances due to related parties of OTI, actually resulting in $152,987 of over advances to related parties, and $88,980 of legal and other transaction costs incurred were paid. A net cash amount of $199,000 was deposited by the Company. Balance also includes $20,000 due from the exercise at closing of common stock warrants (see also Note 3).

Note 2 - Represents 5,000,000 Series C Convertible Preferred shares with a par value of $.001 per share issued in connection with the merger, of which 3,500,000 shares were delivered to former OTI shareholders and 1,500,000 shares were issued to OTG shareholders.

Note 3 - Represents the net effect of retiring the 3,300,000 common shares of OTI par value $.01 in exchange for 17,750,000 common shares of OTG par value $.001 issued to former OTI shareholders and 7,500,000 common shares of OTG par value $.001 issued to OTG shareholders pursuant to the Merger Agreement, after giving effect to the 2,000,000 common share issuance of OTI upon exercise of the outstanding warrants with Corporate Media Services employees, and adjusting the deficit to the balance of OTI as the deemed acquirer.

Operations prior to the merger are those of OTI, the accounting acquirer. Earnings per share for periods prior to the merger are restated to reflect the number of equivalent shares received by OTI. Each share of OTI outstanding voting common stock was exchanged for 5.378788 shares of OTG common stock par value $.001 per share and 1.060606 shares of Series C Convertible Preferred Stock of OTG par value $.001 per share. The following summarizes the historical and restated earnings per share information for OTI.

HISTORICALLY REPORTED:          PERIOD FROM       PERIOD FROM
                                 INCEPTION         INCEPTION           SIX MONTHS
                                  THROUGH           THROUGH              ENDED
                              JULY 31, 2001    JANUARY 31, 2001    JANUARY 31, 2002
                              ---------------  ------------------  ------------------
Net Loss                      $     (611,991)  $        (249,415)  $      (2,391,550)
                              ===============  ==================  ==================
Weighted average number of
   common shares outstanding
   Basic and dilutive              1,000,000           1,000,000           1,243,889
                              ===============  ==================  ==================
Loss per common share
   Basic and dilutive         $         (.61)  $            (.25)  $           (1.92)
                              ===============  ==================  ==================

--------------------------------------------------------------------------------

AS RESTATED:                  PERIOD FROM       PERIOD FROM
                               INCEPTION         INCEPTION           SIX MONTHS
                                THROUGH           THROUGH              ENDED
                             JULY 31, 2001    JANUARY 31, 2001    JANUARY 31, 2002
                            ---------------  ------------------  ------------------

Net Loss                    $     (611,991)  $        (249,415)  $      (2,391,550)
Preferred stock dividends          (59,747)            (27,929)           ( 39,578)
                            ---------------  ------------------  ------------------
Loss available for
   common shareholders      $     (671,738)  $        (277,344)  $      (2,431,128)
                            ===============  ==================  ==================

Weighted average number of
common shares outstanding
   Basic and dilutive            5,378,788           5,378,788           6,690,615
                            ===============  ==================  ==================
Loss per common share
   Basic and dilutive       $         (.12)  $            (.05)  $            (.36)
                            ===============  ==================  ==================

Securities outstanding on January 31, 2002 that could potentially dilute basic earnings (loss) per share in the future that were not included in the computation of diluted earnings (loss) per share as restated because their effect would have been antidilutive are as follows:

     Series  C  Convertible  Preferred Stock - 5,000,000 shares convertible into
          OTG common stock par value $.001 at the ratio of 60 common stock shares for each share of Series C Convertible Preferred Stock. The Series C Convertible Preferred Stock also provides for a cumulative 6% annual dividend preference, and has a liquidation preference of $5.00 per share

There were no other options, warrants or other dilutive securities outstanding on January 31, 2002.

(c)  Exhibits

     No.     Description
     --      -----------

     2.1     Agreement  and  Plan  of  Merger  (previously  filed)
     99.1    Press  release  dated  January  4,  2002  (previously  filed)
     99.2    Press  release  dated  February  6,  2002  (previously  filed


ITEM 8.  CHANGE  IN  FISCAL  YEAR.

The Registrant's year end has been changed to July 31 from February 28. The Registrant has changed its fiscal year in connection with the Merger described in Items 1, 2 and 7 above, to coincide with the fiscal year of its newly acquired operating subsidiary, OTI. Pursuant to the published views of the SEC's Division of Corporation Finance, dated March 31, 2001, the Registrant will not file a transition report and its next quarterly report will be on Form 10-QSB for the quarter ended January 31, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                         Options Talent Group


Date: March 25, 2002                     By:/s/  Mark Tolner
                                            ----------------
                                         Name:  Mark Tolner
                                         Title: President